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Exhibit 99.(a)(1)(E)

        OFFER TO PURCHASE FOR CASH

BY SEABOARD CORPORATION

SHARES OF ITS COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE
OF NOT MORE THAN $100 MILLION
AT A PER SHARE PURCHASE PRICE NOT LESS THAN $2,500 PER SHARE
NOR GREATER THAN $2,950 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 13, 2014, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

May 12, 2014

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated May 12, 2014 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal," and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the "Offer") by Seaboard Corporation, a Delaware corporation (the "Company"), to purchase for cash shares of its common stock, par value $1.00 per share, pursuant to (i) auction tenders at prices specified by the tendering stockholders of not less than $2,500 nor greater than $2,950 per share ("Auction Tenders"); or (ii) purchase price tenders ("Purchase Price Tenders"), in either case upon the terms and subject to the conditions described in the Offer. After the Expiration Time, the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per share (the "Purchase Price"), which will be not less than $2,500 and not more than $2,950 per share, that it will pay for shares of its common stock validly tendered in the Offer and not validly withdrawn, taking into account the number of shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by stockholders tendering shares pursuant to Auction Tenders. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $2,500 per share (which is the minimum price per share under the Offer) for purposes of determining the Purchase Price. The Purchase Price will be the lowest price per share of not less than $2,500 and not more than $2,950 per share, at which shares have been tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares validly tendered in the Offer and not validly withdrawn having an aggregate purchase price not exceeding $100 million. All shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the proration and conditional tender provisions described in the Offer to Purchase, all of the shares tendered at or below the Purchase Price may not be purchased if more than the number of shares the Company seeks are validly tendered at or below the Purchase Price and not validly withdrawn. Only shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Time. See Sections 1, 3 and 4 of the Offer to Purchase.

        Upon the terms and subject to the conditions of the Offer, if the number of shares validly tendered at or below the Purchase Price and not validly withdrawn prior to the Expiration Time would result in an aggregate purchase price of more than $100 million, the Company will purchase shares (i) first, from all stockholders who validly tender shares at or below the Purchase Price (and do not validly withdraw such shares prior to the Expiration Time), on a pro-rata basis with appropriate adjustments to avoid the purchase of fractional shares (except for stockholders who tendered shares conditionally for which the condition was not satisfied), until the Company has purchased shares resulting in an aggregate purchase price of $100 million; and (ii) second, only if necessary to permit the Company to purchase shares resulting in an aggregate purchase price of $100 million, from holders who validly tender shares at or below the Purchase Price (and do not validly withdraw such shares prior to the Expiration Time) conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have validly tendered and not validly withdrawn all of their shares prior to the Expiration Time. Upon the terms and subject to the conditions of the Offer, if the aggregate purchase price of all shares validly tendered and not validly withdrawn in the Offer is less than $100 million, we will buy all shares validly tendered and not validly withdrawn. See Sections 1, 3, 4, 5 and 6 of the Offer to Purchase.

        In addition, the Company has reserved the right, if more than $100 million in value of shares are tendered in the Offer at or below the Purchase Price, to accept for purchase at the Purchase Price pursuant to the Offer up to an additional 2 percent of our outstanding shares without extending the Expiration Time. See Section 1 of the Offer to Purchase.

        We are the holder of record (directly or indirectly) of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

        Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

  1.
  If you wish to make an Auction Tender, you may tender your shares at a price not less than $2,500 nor greater than $2,950 per share, in increments of $25.00, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest. Alternatively, you may make a Purchase Price Tender by checking the appropriate box on the Instruction Form.

  2.
  You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

  3.
  The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

  4.
  The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on June 13, 2014, unless the Offer is extended or terminated.

  5.
  If you wish to tender shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender shares. We must submit separate Letters of Transmittal or Agent's Messages on your behalf for each price at which you are tendering shares; provided, however, that the same shares cannot be tendered at more than one price, unless previously validly withdrawn. See Section 4 of the Offer to Purchase.

  6.
  If you wish to tender shares subject to the condition that all or a specified minimum number of your shares tendered must be purchased if any shares tendered are purchased, you may elect to do so by completing the section captioned "Conditional Tender" in the attached Instruction Form.

  7.
  Any tendering stockholder or other payee who is a United States Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to United States federal income tax backup withholding of 28 percent of the gross proceeds paid to the United States Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is exempt from backup withholding. In order to avoid backup withholding, any tendering stockholder who is a Non-United States Holder (as defined in Section 14 of the Offer to Purchase) must file an appropriate IRS Form W-8, attesting to such stockholder's exemption from backup withholding. The form can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase

        If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

        If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on June 13, 2014, unless the Offer is extended or terminated.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, stockholders in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the stockholders residing in such jurisdiction.

        ALTHOUGH THE COMPANY'S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH
SHARES OF ITS COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE
OF NOT MORE THAN $100 MILLION
AT A PER SHARE PURCHASE PRICE NOT LESS THAN $2,500 PER SHARE
NOR GREATER THAN $2,950 PER SHARE

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 12, 2014 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal," and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the "Offer") by Seaboard Corporation, a Delaware corporation (the "Company"), to purchase for cash shares of its common stock, par value $1.00 per share, pursuant to (i) auction tenders at prices specified by the tendering stockholders of not less than $2,500 nor greater than $2,950 per share; or (ii) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal.

        The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

        In participating in the Offer, the undersigned acknowledges that (i) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company, as provided in the Offer to Purchase; (ii) the undersigned is voluntarily participating in the Offer; (iii) the future value of the shares is unknown and cannot be predicted with certainty; (iv) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (v) any foreign exchange obligations triggered by the undersigned's tender of shares or the receipt of proceeds are solely his or her responsibility; and (vi) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items that the withholding agent is legally required to withhold. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

        The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his or her stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

Number of shares to be tendered by you for the account of the undersigned:                  shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

1.     AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

  By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Purchase Price Tender," the undersigned is tendering shares at the price checked. This election could result in none of the shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered at more than one price, unless previously and validly withdrawn, as provided in Section 4 of the Offer to Purchase.

  AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $2,500	☐ $2,625	☐ $2,750	☐ $2,875
☐ $2,525	☐ $2,650	☐ $2,775	☐ $2,900
☐ $2,550	☐ $2,675	☐ $2,800	☐ $2,925
☐ $2,575	☐ $2,700	☐ $2,825	☐ $2,950
☐ $2,600	☐ $2,725	☐ $2,850

OR

2.     PURCHASE PRICE TENDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

  ☐
  By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER "Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered," the undersigned is tendering shares and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $2,500 PER SHARE FOR PURPOSES OF DETERMINING THE PURCHASE PRICE IN THE OFFER, AND COULD CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $2,500 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Box 6 to the Letter of Transmittal)

        A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is:                  shares.

        If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐
The tendered shares represent all shares held by the undersigned.

 EVERYONE WISHING TO GIVE INSTRUCTIONS HEREBY
MUST COMPLETE THE FORM BELOW

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated: ,	2014

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  Exhibit 99.(a)(1)(E)
EVERYONE WISHING TO GIVE INSTRUCTIONS HEREBY MUST COMPLETE THE FORM BELOW